SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report : July 3, 2001
Date of earliest event reported: June 27, 2001

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20540	94-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26651 West Agoura Road, Calabasas, California (Address of principal executive offices)	91302 (Zip Code)

Registrant’s telephone number, including area code: (818) 878-7900

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

      On June 27, 2001, On Assignment, Inc. (the “Company”) announced that its board of directors had completed its search for a Chief Executive Officer to succeed H. Tom Buelter. Joe Peterson, M.D. who will join the Company in July, will become the next Chief Executive Officer of On Assignment after a short transitional period. H. Tom Buelter will remain as Chief Executive Officer during the transitional period, and thereafter will continue to serve as Chairman of the Board.

      Dr. Peterson, 40, founded and headed three innovative customer-service and healthcare-related service firms over the past nine years, each of which was successfully built and sold to larger companies. Before that, after completing his residency in emergency medicine at University of Pittsburgh, Dr. Peterson joined World Access, Inc., a subsidiary of Blue Cross & Blue Shield that provided international emergency medical services around the clock, initially as medical director and later a chief operating officer. He holds an M.D. from the University of Michigan Medical School and a B.A., also from the University of Michigan, in Biomedical Science.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

      The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.

	By:	/s/ H. TOM BUELTER

Date: July 3, 2001		H. Tom Buelter, Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

The following exhibit is filed herewith.

Exhibit No.	Description

99	Press Release Announcing Joe Peterson, M.D., as next Chief Executive Officer